UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

January 15, 2014

Date of Report (Date of earliest event reported)

ACTIVISION BLIZZARD, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-15839	95-4803544
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3100 Ocean Boulevard, Santa Monica, CA		90405
(Address of Principal Executive Offices)		(Zip Code)

(310) 255-2000

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On January 15, 2014, Activision Blizzard, Inc. (the “Company”) and Thomas Tippl, the Company’s Chief Operating Officer, entered into an amendment to Mr. Tippl’s employment agreement with the Company (the “Tippl Amendment”).  As amended, Mr. Tippl’s term of employment has been extended and will now expire on April 30, 2016, rather than April 15, 2014.  The Company has the option to extend the term of Mr. Tippl’s employment by up to one year, to April 30, 2017.

Mr. Tippl has served as the Company’s Chief Operating Officer since March 2010 and has been a key member of the Company’s executive management team since joining Activision Publishing in 2005. Mr. Tippl has demonstrated excellence in his role as Chief Operating Officer, successfully overseeing Activision Publishing’s and Blizzard Entertainment’s operational activities, as well as the Company’s Strategic Planning, Global Sales and Supply Chain, Legal and Human Resources departments. Mr. Tippl served as Chief Financial Officer of Activision Publishing from October 2005 until the consummation of the combination with Vivendi Games, Inc., the parent company of Blizzard Entertainment, Inc.  He became the Company’s Chief Financial Officer in July 2008 in connection with that combination and was appointed Chief Corporate Officer and Chief Financial Officer in March 2009.

Pursuant to the Tippl Amendment, which was effective as of December 5, 2013, Mr. Tippl’s annual base salary was increased to $1,250,000 as of that date.  Beginning in 2015, Mr. Tippl’s annual base salary will be reviewed annually by the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”) and, consistent with the terms on which he was employed prior to the Tippl Amendment, will be increased by an amount at least equal to the average percentage increase approved by the Compensation Committee for members of the executive leadership team with respect to that year (excluding any increase guaranteed to any such person by contract or due to such person’s promotion or other significant modification in duties).

Mr. Tippl will now be eligible to receive an annual bonus with a target amount of 150% of his base salary, the actual amount of which will be determined by the Compensation Committee in its sole discretion based on his overall performance and the performance of the Company and its subsidiaries.  In addition, on or before January 30, 2014, Mr. Tippl will receive full payment of the remaining $2,000,000 portion of the discretionary bonus previously awarded to him by the Compensation Committee on March 6, 2013.

Mr. Tippl will receive a grant of restricted share units, each representing the right to receive one share of the Company’s common stock (“RSUs”), on February 10, 2014, with a fair market value on the effective date of grant equal to approximately $6,000,000.  The effective date of grant is the second business day following the Company’s widespread public release of earnings for the period ended December 31, 2013.  One-third of the RSUs will vest on each of March 31, 2015, March 31, 2016 and March 31, 2017, subject to Mr. Tippl’s continued employment through such date.

Mr. Tippl will also receive performance-vesting restricted share units in three tranches, each representing the right to receive one share of the Company’s common stock (“Performance Share Units”), on February 10, 2014.  With respect to each tranche of Performance Share Units, up to one-third will vest on each of March 31, 2015, March 31, 2016 and March 31, 2017, subject to Mr. Tippl’s continued employment through such vesting date and the achievement of at least 75% of certain annual operating plan objectives established by the Board of Directors for the applicable fiscal years.  In each case, the percentage of each tranche of Performance Share Units that vests shall be equal to the actual percentage of the objective achieved for that year (so long as the percentage achieved is at least 75%, up to a maximum of 150%), multiplied by the target value for achievement at 100%.

The vesting of the first tranche of Performance Share Units is contingent upon the Company meeting or exceeding its non-GAAP earning per share objective for the relevant year; target performance will result in the release of shares with an aggregate fair market value on the effective date of grant of approximately $6,000,000.  The vesting of the second tranche of Performance Share Units is contingent upon the Company meeting or exceeding its non-GAAP free cash flow objective for the relevant year; target performance will result in the release of shares with an aggregate fair market value on the effective date of grant of approximately $3,600,000.  The vesting of the third tranche of Performance Share Units is contingent upon Blizzard Entertainment, Inc. meeting or exceeding its non-GAAP operating income objective for the relevant year; target performance will result in the release of shares with an aggregate fair market value on the effective date of grant of approximately $3,600,000.  The effective date of grant is the second business day following the Company’s widespread public release of earnings for the period ended December 31, 2013.

Per the Tippl Amendment, the Company will no longer have the right to terminate Mr. Tippl’s employment in the case of a “performance deficiency” (i.e., Mr. Tippl’s failure to perform the duties of his position at the level appropriate for the Company), although the Company retained the right to terminate Mr. Tippl for “cause” (as defined in Mr. Tippl’s employment agreement with the Company).  In addition, in accordance with the Tippl Amendment, certain payments and benefits to which Mr. Tippl would be entitled pursuant to his employment agreement with the Company in the event his employment is terminated due to his “disability” (as defined in Mr. Tippl’s employment agreement with the Company), by the Company without “cause” or by Mr. Tippl for “good reason” (i.e., the Company’s relocation to a location more than 25 miles from Los Angeles County which is materially adverse to Mr. Tippl) are now conditioned upon Mr. Tippl’s or his legal representative’s execution of an effective and irrevocable release.  Further, in lieu of the potential post-termination vesting of his equity awards to which Mr. Tippl was entitled under his employment agreement prior to the Tippl Amendment:  (1) in the event Mr. Tippl’s employment is terminated for cause, all of his outstanding equity awards will be cancelled; (2) in the event his employment is terminated due to his death, Mr. Tippl’s stock options, will cease to vest and, to the extent vested, will generally remain exercisable for no more than one year and his unvested restricted share units will be cancelled (including any unvested RSUs or Performance Share Units); and (3) in the event Mr. Tippl’s employment is terminated for any other reason, Mr. Tippl’s stock options, will cease to vest and, to the extent vested, will generally remain exercisable for no more than 30 days and his unvested restricted share units will be cancelled (including any unvested RSUs or Performance Share Units).

In accordance with the Tippl Amendment, the period of time in which Mr. Tippl may seek or negotiate for other employment during the term of his employment now begins six months prior to the expiration date of his term under his employment agreement with the Company.

Under the Tippl Amendment, the amount of the supplemental term life insurance policy the Company is required to maintain during the term of Mr. Tippl’s employment was increased to $9,375,000.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Activision Blizzard, Inc.

	By	/s/ Chris B. Walther
Date: January 17, 2014		Chris B. Walther Chief Legal Officer